UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 3, 2009
The Meridian Resource Corporation
(Exact Name of Registrant as Specified in Charter)

Texas	1-10671	76-0319553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1401 Enclave Parkway, Suite 300
Houston, Texas 77077
(Address of Principal Executive Offices) (Zip Code)
281-597-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Exhibit Index.
EX-10.1
EX-10.2
EX-10.3
EX-10.4

Item 1.01 Entry into a Material Definitive Agreement.
Forbearance and Amendment Agreement under Fortis Credit Facility
     The Meridian Resource Corporation, a Texas corporation (the “Company”, “us”, “we” or “our”), is party to the Amended and Restated Credit Agreement, dated as of December 23, 2004, as amended by the First Amendment to Credit Agreement dated as of February 25, 2008, and further amended by the Second Amendment to Credit Agreement dated as of December 19, 2008 (as so amended, the “Fortis Credit Facility”), by and among the Company, as borrower, Fortis Capital Corp., as administrative agent, sole lead arranger and bookrunner (“Fortis”), and the other lenders (collectively with Fortis, the “Lenders”) and agents party thereto.
     Under the Fortis Credit Facility, our most recent scheduled redetermination of our borrowing base was effective April 30, 2009, at which time the borrowing base was reduced to $60 million from $95 million. As of the date of the redetermination, we had fully borrowed under our borrowing base and had outstanding indebtedness of $95 million under the Fortis Credit Facility. The Fortis Credit Facility provides that outstanding borrowings in excess of the borrowing base must be repaid within 90 days after the redetermination. Accordingly, a $35 million payment to the Lenders under the Fortis Credit Facility for the borrowing base deficiency was due July 29, 2009. We did not have sufficient cash on hand on July 29 to repay the shortfall and do not have sufficient cash currently. Consequently, we have failed to pay when due the full amount of such borrowing base deficiency pursuant to the terms of the Fortis Credit Facility, and are in default. In addition to such default for failure to pay the borrowing base deficiency, there are other covenant defaults, including financial covenants, existing under the Fortis Credit Facility.
     On September 3, 2009, we and certain of our subsidiaries entered into a Forbearance and Amendment Agreement (the “Fortis Forbearance Agreement”) with Fortis and the other Lenders under the Fortis Credit Facility. The Fortis Forbearance Agreement provides that the Lenders will forbear from exercising any right or remedy arising as a result of the existing events of default under the Fortis Credit Facility that are listed in the Fortis Forbearance Agreement until the earlier of: (a) 5:00 p.m. (CST) on the earlier of (1) the date which is 91 days following the date of the Orion Forbearance Agreement (defined below) and (2) December 4, 2009 (subject to extension in certain circumstances with the consent of the Lenders); or (b) the date that any default occurs under the Fortis Forbearance Agreement. Such forbearance does not constitute a waiver by the Lenders of any such events of default.
     The Fortis Forbearance Agreement will terminate, however, on September 30, 2009 if, by that date, we have not entered into (a) a merger agreement pursuant to which we will merge with or into or be acquired by or transfer all or substantially all of our assets to another person; (b) a capital infusion agreement pursuant to which one or more persons will contribute subordinated debt or equity capital to us in an amount sufficient to enable us to pay to the Lenders an amount equal to 100% of the borrowing base deficiency; or (c) a purchase and sale agreement pursuant to which we agree to sell one or more oil and gas properties for net proceeds sufficient to enable us to pay to the Lenders an amount equal to 100% of the borrowing base deficiency, plus any incremental borrowing base deficiency resulting from such sales. In each case, the transaction must be consummated by October 30, 2009, unless such date is extended with the consent of Lenders representing 66-2/3% of our borrowings under the Fortis Credit Facility, but shall in no event be later than December 31, 2009.
     As required by the Fortis Forbearance Agreement, on September 3, 2009 we paid our Lenders an aggregate of $2.0 million of principal owed under the Fortis Credit Facility. On or before each of September 10, October 9, November 10 and December 10, 2009, we will be required to pay to the Lenders principal amounts of the greater of (a) 100% of our Excess Cash Flow (as defined in the Fortis

Forbearance Agreement) for the months of August, September, October and November 2009, respectively, and (b) $1 million. We will also be required to pay our Lenders a forbearance fee of approximately $945,000, one-fourth of which, or $236,250, we paid on September 3, 2009, and one-fourth of which is payable on each of October 3, November 3 and at the end of the forbearance period. After the principal payments that were made on September 3, 2009, we owe $92.5 million under the Fortis Credit Facility and the borrowing base deficiency is $32.5 million. In addition, we will make a $1 million principal payment on September 10 in accordance with the Fortis Forbearance Agreement.
     The Fortis Forbearance Agreement places other restrictions on us with respect to capital expenditures, sales of assets, and incurrence and prepayments of other indebtedness and amends the Fortis Credit Facility in certain respects.
     The description above is qualified in its entirety by reference to the Fortis Forbearance Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Forbearance Agreement under Hedge Contracts
     As a result of the payment default for the borrowing base deficiency and financial covenant defaults under the Fortis Credit Facility, we are also in default under hedging agreements (the “Hedge Agreements”) we have entered into with certain affiliates of Fortis Capital Corp. due to cross default provisions therein. Concurrently with the execution of the Fortis Forbearance Agreement, we and certain of our subsidiaries entered into a Forbearance Agreement (the “Hedge Forbearance Agreement”) with Fortis Capital Corp. and Fortis Energy Marketing & Trading GP (“FEMT”) that provides that FEMT will forbear from exercising any and all of its rights or remedies arising as a result of the existing events of default under the Hedge Agreements that are listed in the Hedge Forbearance Agreement until the earlier of (a) 5:00 p.m. (CST) on the earlier of (1) the date which is 91 days following the date of the Orion Forbearance Agreement (defined below) or (2) November 30, 2009 (subject to extension in certain circumstances with the consent of FEMT); or (b) the date that any default occurs under the Hedge Forbearance Agreement. Such forbearance does not constitute a waiver by FEMT of any such events of default.
     The description above is qualified in its entirety by reference to the Hedge Forbearance Agreement, a copy of which is attached as Exhibit 10.2 hereto and incorporated herein by reference.
Forbearance and Amendment Agreement under CIT Credit Agreement
     One of our subsidiaries, TMR Drilling Corporation (“TMR Drilling”), is a party to the Credit Agreement, dated as of May 2, 2008 (the “CIT Credit Agreement”), among TMR Drilling, as borrower, The CIT Group/Equipment Financing, Inc. (“CIT”), as administrative agent and lender, and the Company and The Meridian Resource & Exploration LLC, another of our subsidiaries (“TMR Exploration”), as guarantors, pursuant to which TMR Drilling financed the purchase of a land based drilling rig designated as Rig No. 8, known as the “Triton Rig”, from Orion Drilling Company, LLC (“Orion”). As a result of the payment default for the borrowing base deficiency and financial covenant defaults under the Fortis Credit Facility, we are also in default under the CIT Credit Agreement due to cross default provisions contained therein.
     Concurrently with the execution of the Fortis Forbearance Agreement, the Company, TMR Drilling and TMR Exploration entered into a Forbearance and Amendment Agreement (the “CIT Forbearance Agreement”) with CIT that provides that CIT will forbear from exercising any and all of its rights and remedies arising as a result of the existing events of default under the CIT Credit Agreement that are listed in the CIT Forbearance Agreement until the earlier of (a) 5:00 p.m. (CST) on the earlier of

(1) the date which is 91 days following the date of the CIT Forbearance Agreement or (2) December 4, 2009 (subject to extension in certain circumstances with the consent of CIT); or (b) the date that any default occurs under the CIT Forbearance Agreement. Such forbearance does not constitute a waiver by CIT of any such events of default.
     Pursuant to the CIT Forbearance Agreement, we paid to CIT on the date we executed the CIT Forbearance Agreement (a) a principal prepayment of $1 million and (b) a forbearance fee of 0.75% of the outstanding indebtedness under the CIT Credit Agreement, or $49,856. After the $1 million principal prepayment, we owe approximately $6.6 million under the CIT Credit Agreement. We will continue to make principal and interest payments of approximately $220 thousand per month in accordance with the CIT Credit Agreement.
     The description above is qualified in its entirety by reference to the CIT Forbearance Agreement, a copy of which is attached as Exhibit 10.3 hereto and incorporated herein by reference.
Forbearance and Amendment Agreement under Orion Drilling Contracts and the Equipment Lease
     TMR Drilling and Orion are parties to an Equipment Lease (Rig No. 8) dated as of February 12, 2007, as amended from time to time (the “Equipment Lease”), pursuant to which TMR Drilling leased the Triton Rig and related equipment to Orion. In addition, TMR Exploration and Orion are parties to (a) the Drilling Bid Proposal and Daywork Drilling Contract — U.S., dated as of February 12, 2007, as amended from time to time, relating to the Triton Rig (as so amended, the “Triton Drilling Contract”) and (b) the Drilling Bid Proposal and Daywork Drilling Contract — U.S., dated as of August 9, 2007, as amended by letter, dated September 4, 2008, and further amended from time to time, relating to a drilling rig known as the “Taurus Rig” (as so amended, the “Taurus Drilling Contract,” and together with the Triton Drilling Contract, the “Drilling Contracts”), pursuant to which Orion agreed to provide daily drilling, equipment and labor services to TMR Exploration in connection with the operation of certain oil or natural gas wells operated by TMR Exploration. As a result of reductions in our drilling program and other cash constraints, coupled with our inability to continue utilization of the rigs in our current drilling operations, we are also in default under the Equipment Lease and the Drilling Contracts, and as of July 31, 2009 have accrued and unpaid obligations under those agreements of approximately $2.0 million in the aggregate.
     Concurrently with the execution of the Fortis Forbearance Agreement, the Company, TMR Drilling and TMR Exploration entered into a Forbearance and Amendment Agreement (the “Orion Forbearance Agreement”) with Orion that provides that Orion will forbear from exercising any and all of its rights or remedies arising as a result of the existing events of default under the Equipment Lease and the Drilling Contracts that are listed in the Orion Forbearance Agreement until the earlier to occur of (a) the date that is fifteen (15) days after the CIT Maturity Date, (b) the commencement of any bankruptcy or insolvency proceedings filed by or against the Company, (c) the expiration or termination of the CIT Forbearance Agreement or the commencement by CIT of the exercise of its remedies as a secured creditor, (d) a default by the Meridian Group under the Orion Forbearance Agreement or the related security agreement, (e) the failure or failures by TMR Drilling to perform or make when due cash payments exceeding, individually or in the aggregate, $50,000 with respect to obligations owing to any one or more of Orion or third parties (respectively) pursuant to the express terms of the Equipment Lease and which failure or failures remain uncured thirty (30) days after receipt of written notice thereof by Orion to TMR Drilling and (f) the date TMR Drilling transfers title to the Triton Rig assets to a person other than Orion or any subsidiary or affiliate of TMR Drilling. Such forbearance does not constitute a waiver by Orion of any such events of default.
     The Orion Forbearance Agreement also provides that (i) the Company, TMR Drilling and TMR Exploration (collectively, the “Meridian Group”) will grant a security interest in the Triton Rig to Orion as security for the payment of amounts owed by the Meridian Group under the Equipment Lease and the Drilling contracts, (ii) the parties will extend the term of the Equipment Lease to be coterminous with the amortization period of the promissory note executed pursuant to the CIT Credit Agreement, (iii) amounts due by or through the Meridian Group to Orion, on the one hand, and by or through Orion to any of the Meridian Group, on the other hand, under the Equipment Lease and Drilling Contracts shall be offset, with the resulting net amount being accrued to the account of the relevant party but not payable until the maturity date of amounts we owe under the CIT Credit Agreement and, at such time, any positive balance of unpaid accrued obligations of either the Meridian Group or Orion may be satisfied by cash payments by the owing party or (in the case of obligations owing by the Meridian Group, at Meridian’s option) transfer of title to the Triton Rig to Orion and (iv) upon final settlement of the offsetting payments described in (iii) above, Orion will release the Meridian Group from any and all obligations under, and terminate, the Drilling Contracts and the Equipment Lease.
     The description above is qualified in its entirety by reference to the Orion Forbearance Agreement, a copy of which is attached as Exhibit 10.4 hereto and incorporated herein by reference.
No Assurance
     We can give no assurance that, on or before the expiration of any or all of the forbearance periods under the agreements described above, we will be able to satisfy our obligations under the Fortis Credit Facility, the Hedge Agreements, the CIT Credit Agreement, the Drilling Contracts or the Equipment Lease. In addition, under the Fortis Credit Facility, we are subject to another borrowing base redetermination on October 31, 2009, at which time our borrowing base may be further reduced and our borrowing base deficiency may increase.
     For many months, we have pursued, and will continue to pursue, other options for repayment of our indebtedness, including the sale of strategic and nonstrategic assets or obtaining capital from other sources. As of the date hereof, we have not been successful in those efforts. The Fortis Forbearance Agreement contemplates that we will seek a business combination, a capital infusion or one or more asset sales. We have explored these options unsuccessfully for some time and, although we continue to explore those possibilities, we may not be able to consummate any such transactions on terms that management considers advantageous to us and our shareholders, or at all, and capital on acceptable terms may not be available from other sources, or at all. If we are able to find a party or parties willing to enter into a business combination or capital infusion transaction with us, our shareholders could experience significant dilution.
     If we are unable to satisfy our obligations under the Fortis Credit Agreement, the Hedge Agreements, the CIT Credit Agreement, the Drilling Contracts or the Equipment Lease on or before the expiration of any or all of the forbearance periods under the agreements described above, and we are unable to obtain further concessions from our lenders and creditors, we would continue to be in default under the Fortis Credit Agreement, the Hedge Agreements, the CIT Credit Agreement, the Drilling Contracts and the Equipment Lease and would be subject to the exercise of remedies by our lenders and creditors on account of such defaults. The exercise of such remedies could result in the Company seeking protection under federal bankruptcy laws. Such relief could materially and adversely affect the Company and its shareholders.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Forbearance and Amendment Agreement, dated as of September 3, 2009, among The Meridian Resource Corporation, certain of its subsidiaries, Fortis Capital Corp., as administrative agent, and the several banks, financial institutions and other entities from time to time parties to the

Amended and Restated Credit Agreement, dated as of December 23, 2004, as amended, among The Meridian Resource Corporation, Fortis Capital Corp., as administrative agent, and the lenders party thereto.

10.2	Forbearance Agreement, dated as of September 3, 2009, by and among Fortis Capital Corp., Fortis Energy Marketing & Trading GP and The Meridian Resource Corporation.

10.3	Forbearance and Amendment Agreement, dated as of September 3, 2009, by and among TMR Drilling Corporation, The Meridian Resource Corporation, The Meridian Resource & Exploration LLC and The CIT Group/Equipment Financing, Inc, as administrative agent and lender.

10.4	Forbearance and Amendment Agreement, dated as of September 3, 2009, by and among The Meridian Resource Corporation, The Meridian Resource & Exploration LLC, TMR Drilling Corporation and Orion Drilling Company LLC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Meridian Resource Corporation (Registrant)
By:	/s/ Lloyd V. DeLano
Lloyd V. DeLano
Senior Vice President and Chief Accounting Officer

Date: September 10, 2009

Exhibit Index.
10.1	Forbearance and Amendment Agreement, dated as of September 3, 2009, among The Meridian Resource Corporation, certain of its subsidiaries, Fortis Capital Corp., as administrative agent, and the several banks, financial institutions and other entities from time to time parties to the Amended and Restated Credit Agreement, dated as of December 23, 2004, as amended, among The Meridian Resource Corporation, Fortis Capital Corp., as administrative agent, and the lenders party thereto.

10.2	Forbearance Agreement, dated as of September 3, 2009, by and among Fortis Capital Corp., Fortis Energy Marketing & Trading GP and The Meridian Resource Corporation.

10.3	Forbearance and Amendment Agreement, dated as of September 3, 2009, by and among TMR Drilling Corporation, The Meridian Resource Corporation, The Meridian Resource & Exploration LLC and The CIT Group/Equipment Financing, Inc, as administrative agent and lender.

10.4	Forbearance and Amendment Agreement, dated as of September 3, 2009, by and among The Meridian Resource Corporation, The Meridian Resource & Exploration LLC, TMR Drilling Corporation and Orion Drilling Company LLC.